Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $513 MILLION OR $0.44 PER COMMON SHARE

•	INCLUDING AN AFTER-TAX LOSS OF $115 MILLION, OR $0.10 PER COMMON SHARE, RELATED TO AN EQUITY INVESTMENT

INVESTMENT MANAGEMENT FEES UP 5% YEAR-OVER-YEAR

•	Assets under management up 14% year-over-year

•	Net long-term inflows of $95 billion over last 12 months

INVESTMENT SERVICES FEES UP 5% YEAR-OVER-YEAR

•	Assets under custody and/or administration up $1.3 trillion over last 12 months

•	Clearing services revenue up 10% year-over-year

REPURCHASED 10 MILLION COMMON SHARES FOR $318 MILLION IN FOURTH QUARTER OF 2013

RETURN ON TANGIBLE COMMON EQUITY FOR FULL YEAR 2013 15%(a)

NEW YORK, January 17, 2014 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported fourth quarter net income applicable to common shareholders of $513 million, or $0.44 per diluted common share. Excluding the after-tax loss of $115 million, or $0.10 per diluted common share, related to an equity investment, net income applicable to common shareholders totaled $628 million, or $0.54 per diluted common share.(a) Net income applicable to common shareholders was $622 million, or $0.53 per diluted common share, in the fourth quarter of 2012 and $967 million, or $0.82 per diluted common share, in the third quarter of 2013. Excluding the benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision, net income applicable to common shareholders totaled $706 million, or $0.60 per diluted common share, in the third quarter of 2013.(a)

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 10 for the calculation of the Non-GAAP measures.

Net income applicable to common shareholders totaled $2.047 billion, or $1.74 per diluted common share, for the full-year 2013 compared with $2.427 billion, or $2.03 per diluted common share, for the full-year 2012. Excluding the impact of the U.S. Tax Court’s decisions related to the disallowance of certain foreign tax credits, net income applicable to common shareholders totaled $2.640 billion, or $2.24 per diluted common share, in 2013.(a)

Fourth Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue					4Q13 vs.
(dollars in millions)		4Q13	3Q13	4Q12	4Q12	3Q13
Fee and other revenue		$2,797	$2,963	$2,850	(2)%	(6)%
Income from consolidated investment management funds		36	32	42
Net interest revenue		761	772	725
Total revenue – GAAP		3,594	3,767	3,617	(1)	(5)
Add:	Loss related to an equity investment (pre-tax)	175	—	—
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	17	8	11
Total revenue – Non-GAAP		$3,752	$3,759	$3,606	4%	—%

•	Assets under custody and/or administration (“AUC/A”) amounted to $27.6 trillion at Dec. 31, 2013, an increase of 5% compared with the prior year and 1% sequentially. The year-over-year increase was primarily driven by higher market values and net new business. The sequential increase primarily reflects higher market value. Assets under management (“AUM”) amounted to a record $1.58 trillion at Dec. 31, 2013, an increase of 14% compared with the prior year and 3% sequentially. The year-over-year increase primarily resulted from net new business and higher equity market values. The sequential increase primarily reflects higher equity market values. Long-term inflows totaled $2 billion and short-term inflows totaled $6 billion for the fourth quarter of 2013.

•	Investment services fees totaled $1.68 billion, an increase of 5% year-over-year and a decrease of 3% sequentially. The year-over-year increase primarily reflects higher asset servicing fees driven by higher market values and organic growth, higher clearing services fees resulting from higher mutual fund fees, asset-based fees and volumes and higher issuer services fees driven by higher Depositary Receipts revenue, partially offset by the continued run-off of high margin securitizations in Corporate Trust and lower securities lending revenue primarily due to lower spreads. The sequential decrease primarily reflects seasonally lower Depositary Receipts revenue, partially offset by higher asset servicing fees and clearing services fees.

•	Investment management and performance fees were $904 million, an increase of 6% year-over-year and 10% sequentially. The growth rates in both prior periods were negatively impacted by approximately 1% due to the sale of the Newton private client business. The year-over-year increase was primarily driven by higher equity market values, net new business and higher performance fees, partially offset by higher money market fee waivers and the average impact of the stronger U.S. dollar. The sequential increase primarily reflects seasonally higher performance fees and equity market values.

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 10 for the calculation of the Non-GAAP measures.

•

Foreign exchange and other trading revenue totaled $146 million compared with $139 million in the fourth quarter of 2012 and $160 million in the third quarter of 2013. In the fourth quarter of 2013, foreign exchange revenue totaled $126 million, an increase of 19% year-over-year and a decrease of 18% sequentially. The year-over-year increase primarily reflects higher volumes and volatility. The sequential decrease was primarily driven by lower volatility, partially offset by higher volumes. Other trading revenue was $20 million in the fourth quarter of 2013 compared with $33 million in fourth quarter of 2012 and $6 million in the third quarter of 2013. The year-over-year decrease primarily reflects lower derivatives trading revenue. The sequential increase was primarily driven by higher fixed income trading revenue, partially offset by lower equity derivatives trading revenue.

•

Investment and other income was a loss of $60 million in the fourth quarter of 2013 compared with income of $116 million in the fourth quarter of 2012 and income of $135 million in the third quarter of 2013. The decreases compared with both prior periods primarily reflect a loss related to an equity investment.

•

Net interest revenue and the net interest margin (FTE) were $761 million and 1.09% in the fourth quarter of 2013 compared with $725 million and 1.09% in the fourth quarter of 2012 and $772 million and 1.16% in the third quarter of 2013. The year-over-year increase in net interest revenue was primarily driven by higher average interest-earning assets. The sequential decrease primarily reflects a change in the mix of interest-earning assets, partially offset by an increase in average interest-earning assets.

•

The net unrealized pre-tax gain on our total investment securities portfolio was $309 million at Dec. 31, 2013 compared with $723 million at Sept. 30, 2013. The decrease was primarily driven by an increase in market interest rates.

The provision for credit losses was $6 million in the fourth quarter of 2013, a credit of $61 million in the fourth quarter of 2012 and a provision of $2 million in the third quarter of 2013. The provision in the fourth quarter of 2013 was driven by an increase in the allowance for a municipal-related entity.

Total noninterest expense

Reconciliation of noninterest expense				4Q13 vs.
(dollars in millions)	4Q13	3Q13	4Q12	4Q12	3Q13
Noninterest expense – GAAP	$2,877	$2,779	$2,825	2%	4%
Less: Amortization of intangible assets	82	81	96
M&I, litigation and restructuring charges	2	16	46
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP	$2,793	$2,682	$2,683	4%	4%

•

Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges (Non-GAAP) increased 4% both year-over-year and sequentially. The year-over-year increase primarily resulted from higher staff, legal, consulting and marketing expenses. The sequential increase primarily resulted from higher legal, consulting and business development expenses.

The effective tax rate was 21.8% in the fourth quarter of 2013 and was positively impacted by the tax benefit associated with the loss related to an equity investment and lower state taxes.

Capital ratios	Dec. 31, 2013 (a)		Sept. 30, 2013	Dec. 31, 2012
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c):
Standardized Approach	10.6%		10.1%	N/A
Advanced Approach	11.3	(d)	11.1	9.8%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	14.5		14.2	13.5
Basel I Tier 1 capital ratio	16.2		15.8	15.0
Basel I Total (Tier 1 plus Tier 2) capital ratio	17.0		16.8	16.3
Basel I leverage capital ratio	5.4		5.6	5.3
BNY Mellon shareholders’ equity to total assets ratio (c)	10.0		9.9	10.1
BNY Mellon common shareholders’ equity to total assets ratio (c)	9.6		9.5	9.9
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.8		6.4	6.4

(a)	Basel III and Basel I ratios are preliminary.
(b)	At Dec. 31, 2013 and Sept. 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, on a fully phased-in basis.
(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(d)	Changes in January 2014 to the probable loss model associated with unsecured wholesale credit exposures within our Advanced Approach capital model will impact risk-weighted assets. The Company did not include the impact at Dec. 31, 2013. However, a preliminary estimate of the revised methodology to the portfolio at Sept. 30, 2013 would have added approximately 6% to the risk-weighted assets.

N/A – Not available.

Dividends

Common – On Jan. 17, 2014, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.15 per common share. This cash dividend is payable on Feb. 7, 2014 to shareholders of record as of the close of business on Jan. 31, 2014.

Preferred – On Jan. 17, 2014, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in March 2014, in each case, payable on March 20, 2014 to holders of record as of the close of business on March 5, 2014:

•

$1,000.00 per share on the Series A Preferred Stock (equivalent to approximately $10.00 per Normal Preferred Capital Security of Mellon Capital IV, each representing 1/100th interest in a share of Series A Preferred Stock); and

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to approximately $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of December 31, 2013, BNY Mellon had $27.6 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com, or follow us on Twitter @BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through Dec. 31, 2013 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Information

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 17, 2014. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EST on Jan. 17, 2014. Replays of the conference call and audio webcast will be available beginning Jan. 17, 2014 at approximately 2 p.m. EST through Jan. 31, 2014 by dialing (866) 499-4577 (U.S.) or (203) 369-1811 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollar amounts in millions, except per common amounts and unless otherwise noted; quarterly returns are annualized)	Quarter ended			Year-to-date
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Return on common equity (a)	5.7%	11.2%	7.1%	5.9%	7.1%
Non-GAAP (a)	6.3%	8.9%	8.2%	8.3%	8.8%

Return on tangible common equity – Non-GAAP (a)	14.3%	28.4%	18.8%	15.4%	19.3%
Non-GAAP adjusted (a)	14.3%	21.5%	19.7%	19.7%	21.8%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	79%	78%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$215	$232	$227	$232	$232

Percentage of non-U.S. total revenue (b)	39%	39%	36%	37%	37%

Pre-tax operating margin (a)	20%	26%	24%	25%	23%
Non-GAAP (a)	22%	29%	27%	27%	29%

Net interest margin (FTE)	1.09%	1.16%	1.09%	1.13%	1.21%

Selected average balances:
Interest-earning assets	$285,779	$271,150	$270,215	$272,841	$250,450
Assets of operations	$344,629	$329,887	$324,601	$330,711	$304,102
Total assets	$356,135	$341,750	$335,995	$342,311	$315,381
Interest-bearing deposits	$157,020	$153,547	$142,719	$152,408	$134,259
Noninterest-bearing deposits	$79,999	$72,075	$79,987	$73,288	$69,951
Preferred stock	$1,562	$1,562	$1,066	$1,388	$437
Total The Bank of New York Mellon Corporation common shareholders’ equity	$35,698	$34,264	$34,962	$34,832	$34,333

Average common shares and equivalents outstanding (in thousands):
Basic	1,142,861	1,148,724	1,161,212	1,150,689	1,176,485
Diluted	1,147,961	1,152,679	1,163,753	1,154,441	1,178,430

Period-end data:
Assets under management (in billions) (c)	$1,583 (d)	$1,532	$1,386	$1,583 (d)	$1,386
Assets under custody and/or administration (in trillions) (e)	$27.6 (d)	$27.4	$26.3	$27.6 (d)	$26.3
Market value of securities on loan (in billions) (f)	$235 (g)	$255	$237	$235 (g)	$237

Full-time employees	51,100	50,800	49,500	51,100	49,500
Book value per common share – GAAP (a)	$31.48	$30.82	$30.39	$31.48	$30.39
Tangible book value per common share – Non-GAAP (a)	$13.97	$13.36	$12.82	$13.97	$12.82
Cash dividends per common share	$0.15	$0.15	$0.13	$0.58	$0.52
Common dividend payout ratio	34%	18%	25%	33%	26%
Closing stock price per common share	$34.94	$30.19	$25.70	$34.94	$25.70
Market capitalization	$39,910	$34,674	$29,902	$39,910	$29,902

(a)	Non-GAAP excludes M&I, litigation and restructuring charges and the impact of the U.S. Tax Court’s disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
(c)	Excludes assets managed in the Investment Services business.
(d)	Preliminary.
(e)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at both Dec. 31, 2013 and Sept. 30, 2013 and $1.1 trillion at Dec. 31, 2012.
(f)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan relating to CIBC Mellon.
(g)	Excludes securities booked on BNY Mellon beginning in the fourth quarter of 2013 resulting from the CIBC Mellon joint venture, which totaled $62 billion at Dec. 31, 2013.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Fee and other revenue
Investment services fees:
Asset servicing	$984	$964	$945	$3,905	$3,780
Clearing services	324	315	294	1,264	1,193
Issuer services	237	322	215	1,090	1,052
Treasury services	137	137	141	554	549
Total investment services fees	1,682	1,738	1,595	6,813	6,574
Investment management and performance fees	904	821	853	3,395	3,174
Foreign exchange and other trading revenue	146	160	139	674	692
Distribution and servicing	43	43	52	180	192
Financing-related fees	43	44	45	172	172
Investment and other income	(60)	135	116	416	427
Total fee revenue	2,758	2,941	2,800	11,650	11,231
Net securities gains	39	22	50	141	162
Total fee and other revenue	2,797	2,963	2,850	11,791	11,393
Operations of consolidated investment management funds
Investment income	109	134	137	548	593
Interest of investment management fund note holders	73	102	95	365	404
Income from consolidated investment management funds	36	32	42	183	189
Net interest revenue
Interest revenue	846	855	843	3,352	3,507
Interest expense	85	83	118	343	534
Net interest revenue	761	772	725	3,009	2,973
Provision for credit losses	6	2	(61)	(35)	(80)
Net interest revenue after provision for credit losses	755	770	786	3,044	3,053
Noninterest expense
Staff	1,522	1,516	1,457	6,019	5,761
Professional, legal and other purchased services	344	296	322	1,252	1,222
Software and equipment	241	226	233	933	855
Net occupancy	154	153	156	629	593
Distribution and servicing	110	108	108	435	421
Business development	96	63	88	317	275
Sub-custodian	68	71	64	280	269
Other	258	249	255	1,029	994
Amortization of intangible assets	82	81	96	342	384
Merger and integration, litigation and restructuring charges	2	16	46	70	559
Total noninterest expense	2,877	2,779	2,825	11,306	11,333
Income
Income before income taxes	711	986	853	3,712	3,302
Provision (benefit) for income taxes	155	(2)	207	1,520	779
Net income	556	988	646	2,192	2,523
Net (income) attributable to noncontrolling interests (includes $(17), $(8), $(11), $(80) and $(76) related to consolidated investment management funds, respectively)	(17)	(8)	(11)	(81)	(78)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	539	980	635	2,111	2,445
Preferred stock dividends	(26)	(13)	(13)	(64)	(18)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$513	$967	$622	$2,047	$2,427

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$513	$967	$622	$2,047	$2,427
Less: Earnings allocated to participating securities	10	18	9	37	35
Change in the excess of redeemable value over the fair value of noncontrolling interests	—	—	—	1	(5)
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$503	$949	$613	$2,009	$2,397

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year-to-date
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Basic	$0.44	$0.83	$0.53	$1.75	$2.04
Diluted	$0.44	$0.82	$0.53	$1.74	$2.03

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income applicable to common shareholders of The Bank of New York Mellon Corporation reported on the income statement less earnings allocated to participating securities, and the change in the excess of redeemable value over the fair value of noncontrolling interests.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Assets
Cash and due from:
Banks	$6,460	$7,304	$4,727
Interest-bearing deposits with the Federal Reserve and other central banks	104,359	95,519	90,110
Interest-bearing deposits with banks	35,300	41,390	43,910
Federal funds sold and securities purchased under resale agreements	9,161	9,191	6,593
Securities:
Held-to-maturity (fair value of $19,443, $20,300 and $8,389)	19,743	20,358	8,205
Available-for-sale	79,309	77,099	92,619
Total securities	99,052	97,457	100,824
Trading assets	12,098	12,101	9,378
Loans	51,657	50,138	46,629
Allowance for loan losses	(210)	(206)	(266)
Net loans	51,447	49,932	46,363
Premises and equipment	1,655	1,569	1,659
Accrued interest receivable	621	545	593
Goodwill	18,073	18,025	18,075
Intangible assets	4,452	4,527	4,809
Other assets	20,360	22,701	20,468
Subtotal assets of operations	363,038	360,261	347,509
Assets of consolidated investment management funds, at fair value:
Trading assets	10,397	10,725	10,961
Other assets	875	966	520
Subtotal assets of consolidated investment management funds, at fair value	11,272	11,691	11,481
Total assets	$374,310	$371,952	$358,990
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$95,475	$87,303	$93,019
Interest-bearing deposits in U.S. offices	56,640	58,505	53,826
Interest-bearing deposits in Non-U.S. offices	109,014	109,752	99,250
Total deposits	261,129	255,560	246,095
Federal funds purchased and securities sold under repurchase agreements	9,648	9,737	7,427
Trading liabilities	6,945	9,022	8,176
Payables to customers and broker-dealers	15,707	15,293	16,095
Commercial paper	96	1,851	338
Other borrowed funds	663	844	1,380
Accrued taxes and other expenses	6,985	6,467	7,316
Other liabilities (includes allowance for lending-related commitments of $134, $133 and $121)	4,608	5,848	6,010
Long-term debt	19,864	18,889	18,530
Subtotal liabilities of operations	325,645	323,511	311,367
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,085	10,380	10,152
Other liabilities	46	78	29
Subtotal liabilities of consolidated investment management funds, at fair value	10,131	10,458	10,181
Total liabilities	335,776	333,969	321,548
Temporary equity
Redeemable noncontrolling interests	230	203	178
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 15,826, 15,826 and 10,826 shares	1,562	1,562	1,068
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,268,036,220, 1,264,234,315 and 1,254,182,209 shares	13	13	13
Additional paid-in capital	24,002	23,903	23,485
Retained earnings	15,976	15,639	14,622
Accumulated other comprehensive loss, net of tax	(892)	(1,339)	(643)
Less: Treasury stock of 125,786,430, 115,712,764 and 90,691,868 common shares, at cost	(3,140)	(2,819)	(2,114)
Total The Bank of New York Mellon Corporation shareholders’ equity	37,521	36,959	36,431
Nonredeemable noncontrolling interests of consolidated investment management funds	783	821	833
Total permanent equity	38,304	37,780	37,264
Total liabilities, temporary equity and permanent equity	$374,310	$371,952	$358,990

Supplemental information – Explanation of GAAP and Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its interpretation, expectations and understanding of the final Basel III rules released by the Federal Reserve on July 2, 2013, on a fully phased in basis and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration, and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s estimated Basel III Tier 1 common equity ratio may change based on these factors. Management views the estimated Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s estimated Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and a loss related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the (benefit) net charge related to the disallowance of certain foreign tax credits. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following tables present the reconciliation of net income and diluted earnings per common share.

	4Q13		3Q13
Reconciliation of net income and diluted EPS – GAAP to Non-GAAP (in millions, except per common share amounts)	Net income	Diluted EPS	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$513	$0.44	$967	$0.82
Loss related to an equity investment (after-tax)	115	0.10	N/A	N/A
Benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision disallowing certain foreign tax credits	N/A	N/A	261	0.22
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$628	$0.54	$706	$0.60

N/A – Not applicable.

	YTD13
Reconciliation of net income and diluted EPS – GAAP to Non-GAAP (in millions, except per common share amounts)	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$2,047	$1.74
Net charge related to the U.S. Tax Court’s decisions disallowing certain foreign tax credits (after-tax)	593	0.50
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$2,640	$2.24

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)	4Q13	3Q13	4Q12	YTD13	YTD12
Income before income taxes – GAAP	$711	$986	$853	$3,712	$3,302
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	8	11	80	76
Add: Amortization of intangible assets	82	81	96	342	384
M&I, litigation and restructuring charges	2	16	46	70	559
Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$778	$1,075	$984	$4,044	$4,169

Fee and other revenue – GAAP	$2,797	$2,963	$2,850	$11,791	$11,393
Income from consolidated investment management funds – GAAP	36	32	42	183	189
Net interest revenue – GAAP	761	772	725	3,009	2,973
Total revenue – GAAP	3,594	3,767	3,617	14,983	14,555
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	8	11	80	76
Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,577	$3,759	$3,606	$14,903	$14,479

Pre-tax operating margin (a)	20%	26%	24%	25%	23%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	22%	29%	27%	27%	29%

(a)	Income before taxes divided by total revenue.

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity (dollars in millions)	4Q13	3Q13	4Q12	YTD13	YTD12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$513	$967	$622	$2,047	$2,427
Add: Amortization of intangible assets, net of tax	53	52	65	220	247
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	566	1,019	687	2,267	2,674
Add: M&I, litigation and restructuring charges	1	12	31	45	339
(Benefit) net charge related to the disallowance of certain foreign tax credits	—	(261)	—	593	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP	$567	$770	$718	$2,905	$3,013

Average common shareholders’ equity	$35,698	$34,264	$34,962	$34,832	$34,333
Less: Average goodwill	18,026	17,975	18,046	17,988	17,967
Average intangible assets	4,491	4,569	4,860	4,619	4,982
Add: Deferred tax liability – tax deductible goodwill	1,302	1,262	1,130	1,302	1,130
Deferred tax liability – non-tax deductible intangible assets	1,222	1,242	1,310	1,222	1,310
Average tangible common shareholders’ equity – Non-GAAP	$15,705	$14,224	$14,496	$14,749	$13,824

Return on common equity – GAAP (a)	5.7%	11.2%	7.1%	5.9%	7.1%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	6.3%	8.9%	8.2%	8.3%	8.8%

Return on tangible common equity – Non-GAAP (a)	14.3%	28.4%	18.8%	15.4%	19.3%
Return on tangible common equity excluding M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	14.3%	21.5%	19.7%	19.7%	21.8%

(a)	Annualized.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
BNY Mellon shareholders’ equity at period end – GAAP	$37,521	$36,959	$36,431
Less: Preferred stock	1,562	1,562	1,068
BNY Mellon common shareholders’ equity at period end – GAAP	35,959	35,397	35,363
Less: Goodwill	18,073	18,025	18,075
Intangible assets	4,452	4,527	4,809
Add: Deferred tax liability – tax deductible goodwill	1,302	1,262	1,130
Deferred tax liability – non-tax deductible intangible assets	1,222	1,242	1,310
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$15,958	$15,349	$14,919

Total assets at period end – GAAP	$374,310	$371,952	$358,990
Less: Assets of consolidated investment management funds	11,272	11,691	11,481
Subtotal assets of operations – Non-GAAP	363,038	360,261	347,509
Less: Goodwill	18,073	18,025	18,075
Intangible assets	4,452	4,527	4,809
Cash on deposit with the Federal Reserve and other central banks (a)	105,384	96,316	90,040
Tangible total assets of operations at period end – Non-GAAP	$235,129	$241,393	$234,585

BNY Mellon shareholders’ equity to total assets – GAAP	10.0%	9.9%	10.1%
BNY Mellon common shareholders’ equity to total assets – GAAP	9.6%	9.5%	9.9%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.8%	6.4%	6.4%

Period-end common shares outstanding (in thousands)	1,142,250	1,148,522	1,163,490

Book value per common share	$31.48	$30.82	$30.39
Tangible book value per common share – Non-GAAP	$13.97	$13.36	$12.82

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)	Dec. 31, 2013 (a)	Sept. 30, 2013	Dec. 31, 2012
Total Tier 1 capital – Basel I	$18,336	$18,074	$16,694
Less: Trust preferred securities	330	324	623
Preferred stock	1,562	1,562	1,068
Total Tier 1 common equity	$16,444	$16,188	$15,003

Total risk-weighted assets – Basel I	$113,354	$114,404	$111,180

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	14.5%	14.2%	13.5%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio under the Standardized Approach and Advanced Approach.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	Dec. 31, 2013 (b)		Sept. 30, 2013	Dec. 31, 2012
Total Tier 1 capital – Basel I	$18,336		$18,074	$16,694
Adjustment to determine estimated Basel III Tier 1 common equity:
Deferred tax liability – tax deductible intangible assets	70		82	78
Preferred stock	(1,562)		(1,562)	(1,068)
Trust preferred securities	(330)		(324)	(623)
Other comprehensive income (loss) and net pension fund assets:
Securities available-for-sale	387		487	1,350
Pension liabilities	(900)		(1,348)	(1,453)
Net pension fund assets	(713)		(279)	(249)
Total other comprehensive income (loss) and net pension fund assets	(1,226)		(1,140)	(352)
Equity method investments	(445)		(479)	(501)
Deferred tax assets	(49)		(26)	(47)
Other	16		18	18
Total estimated Basel III Tier 1 common equity	$14,810		$14,643	$14,199

Under the Standardized Approach:
Total risk-weighted assets – Basel I	$113,354		$114,404	N/A
Add: Adjustments (c)	26,511		31,185	N/A
Total estimated Basel III risk-weighted assets	$139,865		$145,589	N/A

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Standardized Approach	10.6%		10.1%	N/A

Under the Advanced Approach:
Total risk-weighted assets – Basel I	$113,354		$114,404	$111,180
Add: Adjustments (c)	17,495		17,179	33,104
Total estimated Basel III risk-weighted assets	$130,849		$131,583	$144,284

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Advanced Approach	11.3	%(d)	11.1%	9.8%

(a)	At Dec. 31, 2013 and Sept. 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the NPRs dated June 7, 2012, on a fully phased-in basis.
(b)	Preliminary.
(c)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include the use of internal credit models and parameters as well as an adjustment for operational risk.
(d)	Changes in January 2014 to the probable loss model associated with unsecured wholesale credit exposures within our Advanced Approach capital model will impact risk-weighted assets. The Company did not include the impact at Dec. 31, 2013. However, a preliminary estimate of the revised methodology to the portfolio at Sept. 30, 2013 would have added approximately 6% to the risk-weighted assets.

N/A – Not available.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP	Standardized Approach		Advanced Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Sept. 30, 2013	10.1%		11.1%
Impacted by:
Net capital generation	5	bps	5	bps
Change in accumulated other comprehensive income (loss) and net pension fund assets	(6	) bps	(6	) bps
Change in risk-weighted assets	42	bps	6	bps
Other (a)	12	bps	14	bps
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Dec. 31, 2013	10.6%		11.3%

(a)	Includes foreign currency translation.

bps – basis points.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements made regarding our focus on driving organic growth, our focus on controlling expenses, a broader, continuous transformation process and our businesses generating significant capital and giving us increased financial flexibility. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 17, 2014 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.